UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2026

SPECTRAL AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 499-4934

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MDAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, at an exercise price of $2.75 per share	MDAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) As announced in the press release attached to this Current Report on Form 8-K, the Board of Directors (the “Board”) of the Spectral AI, Inc. (the “Company”) have appointed Darcy Bajko to the position of Chief Commercial Officer beginning on July 31, 2026 (the “Effective Date”).

Mrs. Bajko joins Spectral AI from MediView XR, where she spent the past five years in a series of commercial leadership roles, most recently serving as Vice President of Commercialization and Customer Success since 2024. At MediView, she helped shape the commercialization strategy for the company’s augmented reality visualization and navigation technologies, advancing image-guided procedures across interventional radiology, urology, oncology, and minimally invasive surgery. During her tenure, Mrs. Bajko and team successfully launched three FDA-cleared augmented reality imaging platforms—MediScout™, OmnifyXR™, and XR90™—building the commercial organization from the ground up and driving revenue growth from pre-commercialization to more than $2.2 million. She also established strategic customer success programs and played a pivotal role in accelerating market adoption of the company’s innovative technology. Prior to joining MediView, Mrs. Bajko held commercial leadership positions of increasing responsibility with Smith+Nephew, Integra LifeSciences, and OrthoHelix Surgical Designs, where she built extensive experience in orthopedic and medical device sales, commercialization, and market development. Mrs. Bajko holds a Bachelor of Journalism from Bowling Green State University and a Master of Business Administration from Fairleigh Dickinson University.

Mrs. Bajko, age 47, will receive annual base compensation of $315,000. She will be eligible for an annual target bonus of up to 30% of her annual base compensation, payable upon the achievement of certain milestones and performance goals, as specified by the Board. She will be granted stock options under and subject to the terms of the Company’s 2023 Long Term Incentive Plan on the date of employment, to acquire 150,000 shares of common stock of the Company at an exercise price as of the Effective Date. The stock options will vest annually with the first installment vesting on the first anniversary of the grant date and subsequent installments on each of the next two anniversary dates of the grant date thereafter, as may be applicable. Upon a change of control of the Company, the stock options will become fully vested prior to the change of control. A copy of Mrs. Bajko’s employment agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On July 8, 2026, the Company issued a press release announcing the appointment of Mrs. Bajko as Chief Commercial Officer, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Offer Letter, by and between Darcy Bajko and Spectral AI, Inc., dated July 7, 2026.
99.2	Press Release issued by Spectral AI, Inc. on July 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2026

SPECTRAL AI, INC.

By:	/s/ Vincent S. Capone
Name:	Vincent S. Capone
Title:	Chief Executive Officer

2